PartnerSelectFunds

Litman Gregory

August 31, 2021

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA, 02210

Attention: Michael Timcoe, Managing Director

Re:	LITMAN GREGORY MASTERS FUND ADMINISTRATION AGREEMENT – ADDITIONAL SERIES

Ladies and Gentlemen:

Please be advised that Litman Gregory Funds Trust (the “Fund”) has established a new series of shares to be known as: iM Dolan McEniry Corporate Bond Fund, iM DBi Hedge Strategy ETF and iM DBi Managed Futures Strategy ETF (the “Portfolios”), which are expected to become effective on September 8, 2021.

In accordance with the Section 1, the Appointment of Administrator provision, of the Administration Agreement dated as of September 10, 2014 by and among State Street Bank and Trust Company (“State Street”) and the Fund (as amended, modified, or supplemented from time to time, the “Agreement”), the undersigned Fund hereby requests that State Street act as Administrator for the new Portfolios under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. Further, the undersigned Fund hereby requests that State Street as Administrator render services to the new Portfolios in accordance with Schedule B6 to the Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit A attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

LITMAN GREGORY FUNDS TRUST
By:	/s/ John Coughlan
Name:	John Coughlan
Title:	Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Suzanne M. Hinckley
Name:	Suzanne M. Hinckley
Title:	Senior Vice President
Effective Date:	September 8, 2021

EXHIBIT A

ANNEX I

LITMAN GREGORY FUNDS TRUST

Further to the Amendment dated as of September 8, 2021 to the Administration Agreement dated as of September 10, 2014 between Litman Gregory Funds Trust (the “Trust”) and State Street Bank and Trust Company (the “Administrator), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investment Services
LITMAN GREGORY FUNDS TRUST	Service Type Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investment Services

Litman Gregory Masters Equity Fund

Litman Gregory Masters International Fund

Litman Gregory Masters Alternative Strategies Fund

Litman Gregory Masters Smaller Companies Fund

Litman Gregory Masters High Income Alternatives Fund

Litman Gregory Partner Select SBH Small Value Fund

Litman Gregory Partner Select Oldfield International Value Fund

iM Dolan McEniry Corporate Bond Fund

iM DBi Hedge Strategy ETF

iM DBi Managed Futures Strategy ETF

Standard

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